UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2017

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

621 N. Shady Retreat Road, Doylestown, PA, 18901

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2017, ProPhase Labs, Inc. (the “Company”) entered into an Employment Agreement Termination and Release Agreement (the “New Agreement”) with Robert V. Cuddihy, Jr., the Company’s Chief Operating Officer and Chief Financial Officer. The New Agreement terminates Mr. Cuddihy’s prior employment agreement with the Company (the “Prior Agreement”), and sets forth the new terms of Mr. Cuddihy’s employment with the Company. The New Agreement was entered into in view of the Company’s recent successful sale of its Cold-EEZE® brand.

The terms of the New Agreement provide, among other things, that Mr. Cuddihy will remain employed by the Company on an at-will basis as the Company’s Chief Financial Officer/Chief Accounting Officer; he will cease services as Chief Operating Officer of the Company but will become Chief Operating Officer/Contract Manufacturing and will focus on operational responsibility for the Company’s manufacturing business; he will relinquish his rights under the Prior Agreement, including his rights to separation payments, in consideration for the Company remitting to him a $675,000 termination payment (the “Termination Payment); he will receive an annual base salary of $350,000 until July 1, 2017, at which time his annual base salary will be reduced to $250,000. Mr. Cuddihy will also remain eligible to participate in the Company’s equity incentive compensation plans, annual bonus plans, and employee benefit plans. He will also be entitled to receive four weeks paid vacation and a $1,250 monthly auto allowance. All of the arrangements with Mr. Cuddihy have been approved by the compensation committee of the Company’s board of directors.

Pursuant to the terms of the New Agreement, in the event Mr. Cuddihy’s employment is terminated by the Company without Cause (as defined in the Agreement), Mr. Cuddihy will be entitled to receive a lump sum cash payment, in an amount equal to three months of his base salary then in effect, and all other accrued and vested but unpaid compensation through the date his employment is terminated, within two days of such date; provided, however, that in lieu of the severance payment, the Company, in its sole discretion, may instead provide Mr. Cuddihy a minimum of three months prior notice of termination.

The payments described in the New Agreement are subject to Mr. Cuddihy’s execution of a general release of claims in favor of the Company. In addition, in accordance with applicable law, Mr. Cuddihy is entitled to revoke his acceptance of the New Agreement within seven days of its execution. If he revokes his acceptance, the New Agreement will be of no further force or effect and Mr. Cuddihy will not be entitled to the benefits described above. If he does not revoke his acceptance, the New Agreement will be effective as of the eighth day after signing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description
10.1	Employment Agreement Termination and Release Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board, Chief Executive Officer and Director

Date: April 19, 2017

Exhibits Index

No.	Description
10.1	Employment Agreement Termination and Release Agreement